EXHIBIT 10.1
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                            EMPLOYMENT AGREEMENT

      This Agreement (the "Agreement") is made and entered into as of October 26, 2000 by and between L.G. Schafran (the "Executive") and Banyan Strategic Realty Trust (the "Trust").

      WHEREAS, the Executive has been employed as the Trust's interim president and chief executive officer since August 14, 2000;

      WHEREAS, the Trust is desirous of entering into a written agreement with Executive pursuant to which Executive will continue to serve as the Trust's interim president and chief executive officer.

      NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and the Executive do hereby agree as follows:

      1. EMPLOYMENT DUTIES. The Trust agrees to employ the Executive as the interim president and chief executive officer of the Trust to perform such duties as may reasonably be assigned from time to time consistent with this position by the Trust's board of trustees.

      2. PERFORMANCE. The Executive accepts the appointment described in SECTION 1 of this Agreement and agrees to faithfully and diligently perform the services described therein.

      3. EFFECTIVENESS; TERM. The term of this Agreement shall commence as of August 14, 2000 and shall remain in effect unless sooner terminated until February 13, 2002.

      4. BASE COMPENSATION. For the services rendered by the Executive hereunder, the Trust shall pay the Executive a base salary at a rate equal to $200,000 per year (the "Base Salary") payable semi-monthly or at the same time and in the same manner in which the payroll of the Trust is paid, as determined by the Trust.

      5. INCENTIVE COMPENSATION. In addition to the Base Salary, the Trust shall pay the Executive incentive compensation equal to the greater of: (a) an amount equal to the product of the Base Amount and the applicable Liquidation Incentive Factor; and (b) the "Early Completion Bonus" ("Incentive Compensation"). The amount of Incentive Compensation payable hereunder will be reduced by the amount of any Incentive Compensation previously paid to Executive. For purposes of calculating amounts payable under this SECTION 5:

            (A) "Applicable Liquidation Incentive Factor" shall mean the percentage set forth in the last column of the table set forth as EXHIBIT A hereto that corresponds to the present value of the amounts distributed to holders of the Trust's beneficial interest set forth in the table; provided that the Applicable Liquidation Incentive Factor shall be zero until such time as the Present Value Aggregate Per Share Distributions equals or exceeds $6.25 per share.

            (B)   "Base Amount" shall mean $300,000.

            (C) "Early Completion Bonus" shall mean (i) $300,000 if the "Present Value of Aggregate Per Share Distributions" paid by the Trust on or before December 31, 2000 is equal to, or greater than, $6.00 per share (the "Year End Early Completion Bonus"); or (ii) $225,000 if the "Present Value of Aggregate Per Share Distributions" paid by the Trust after December 31, 2000 but on or before March 31, 2001 is equal to, or greater than, $6.00 per share and Executive did not achieve the Year End Early Completion Bonus.


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            (D)   "Per Share Distribution Paid to Holders" shall mean: (i)
the amount of cash paid, or the fair market value of any distribution in kind (as determined by the Trust's board of trustees exercising reasonable business judgment) paid to the Trust's holders of beneficial interest during the term of this Agreement, or after the term of this Agreement if the transaction or event resulting in such payment or distribution was initiated during the term of this Agreement with the material assistance of Executive, divided by (ii) the number of shares of beneficial interest outstanding on the record date of the distribution or, in the case of a tender offer or open market repurchases, the number of shares of beneficial interest outstanding on the business day before the tender offer or open market repurchase program begins. For these purposes, amounts expended by the Trust to repurchase its securities or amounts realized by holders of the Trust's securities as a result of a third-party tender offer shall be treated as amounts distributed to the holders. Additionally, "Per Share Distribution Paid to Holders" shall not include the distribution declared by the Trust's board on October 13, 2000.

            (E) "Present Value of Aggregate Per Share Distributions" shall mean the sum of the Per Share Distribution Paid to Holders, in each case, discounted from the date of payment to the date of this Agreement, using a discount rate equal to 12% per annum.

      The Trust shall pay the Executive any Incentive Compensation earned under this SECTION 5 in cash no later than ten (10) business days after the distribution triggering payment is paid to the holder of shares of beneficial interest of the Trust.

      6. ADDITIONAL BENEFITS. During the term of this Agreement, Executive shall also participate in any benefit or deferred compensation plan sponsored by the Trust, including, but not limited to, profit sharing plans, dental and medical plans and disability insurance, if any. Executive shall also be entitled to four (4) weeks paid vacation and shall be reimbursed by the Trust for all reasonable out-of-pocket business expenses incurred by Executive in connection with performing his duties under this Agreement; provided, however, that the Executive shall provide the Trust with an accounting conforming to Internal Revenue Service or other requirements substantiating the nature of all reimbursable expenses. All reimbursements shall be paid to the Executive within a reasonable time after receipt by the Trust of the appropriate documentation.

      7. WITHHOLDING. All compensation and benefits paid to Executive hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

      8     TERMINATION.  This Agreement and the Executive may be
terminated as follows:

            (A) TERMINATION FOR CAUSE. The Trust may terminate this Agreement for "Cause." For purposes of this Agreement, "Cause" shall mean:
(a) conduct of the Executive amounting to fraud, embezzlement, gross negligence, or wilful or illegal misconduct in connection with performing Executive's duties under this Agreement; (b) any act of dishonesty by the Executive in connection with performing Executive's duties under this Agreement; (c) the indictment or conviction of Executive by a court of proper jurisdiction of (or his written, voluntary and freely given confession to) a crime which constitutes a felony or which results in material injury to the Trust's property, assets or reputation; (d) any failure by the Executive to perform or observe any duty assigned to Executive hereunder or the breach by Executive of this Agreement, which continues for a period of five (5) business days after written notice detailing the breach from the Trust to the Executive; provided that no cure period shall be required after the first breach; or (e) the reinstatement by the Trust of Leonard G. Levine as president and chief executive officer.



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            If the Trust terminates this Agreement for Cause as described in (a)-(d), the Trust shall have no further obligation to pay Executive any of the compensation or benefits described in this Agreement. If the Trust terminates this Agreement for Cause as described in (e), the Trust shall be obligated to pay Executive all Base Salary that Executive would have been paid during the remaining term of this Agreement but for the termination plus all Incentive Compensation described in SECTION 5 and any benefits or other amounts due under SECTION 6 as though this Agreement had not been terminated.

            (B) TERMINATION BY REASON OF DISABILITY. The Trust may terminate this Agreement if the Executive, in the reasonable judgment of the Trust's board of trustees, is unable to perform his duties on account of illness or physical or mental incapacity for a period of more than two
(2) months in any twelve (12) consecutive month period. To terminate, the Trust must notify the Executive in writing and pay the Executive: (i) all Base Salary and Incentive Compensation to the extent earned and unpaid through the date of termination, (ii) any amounts or benefits due Executive under SECTION 6 to the date of termination, with the exception of medical benefits which shall continue through the expiration of this Agreement, and
(iii) "Adjusted Incentive Compensation." Amounts due under this paragraph shall be paid within thirty (30) business days of termination, except for Adjusted Incentive Compensation. "Adjusted Incentive Compensation" shall mean the product of the Incentive Compensation that would have been paid to Executive had the Agreement not been terminated and "Employment Period" which for these purposes shall be equal to the fraction the numerator of which is the number of days that Executive was employed by the Trust pursuant to this Agreement and the denominator of which is the lesser of:
(i) 548; or (ii) the number of days from August 14, 2000 to the date of final liquidation and dissolution of the Trust. Amounts owed for Adjusted Incentive Compensation shall be paid at the time that Incentive Compensation would have been paid under SECTION 5. The Executive shall not have the right to, and the Trust shall have no further obligation to pay, other compensation or reimbursement of any kind, including, without limitation, incentive or severance compensation.

            (C) TERMINATION BY REASON OF DEATH. The Trust may terminate this Agreement if Executive dies in which case Executive's employment shall be deemed to have terminated as of the last day of the month during which his death occurs. Upon termination, the Trust shall pay his estate or his beneficiaries as the Executive may from time to time designate: (i) all Base Salary and Incentive Compensation to the extent earned and unpaid through the date of termination, (ii) any benefits or amounts due Executive under SECTION 6 to the date of termination, and (iii) Adjusted Incentive Compensation. Amounts due under this paragraph shall be paid within thirty
(30) days of termination, except Adjusted Incentive Compensation which shall be paid at the time that Incentive Compensation would have been paid under SECTION 5. The Trust shall not have any other liability or obligation to Executive's estate for other compensation or reimbursement of any kind, including, without limitation, incentive or severance compensation.

            (D) VOLUNTARY TERMINATION BY EXECUTIVE. The Executive may terminate this Agreement by notifying the Trust in writing at least thirty
(30) days prior to the date of termination. Within five (5) business days of the date of termination, the Trust shall pay Executive all benefits and other amounts due under SECTION 6 hereof plus all Base Salary and Incentive Compensation earned but unpaid through the date of termination. If Executive fails to notify the Trust in the manner and time provided herein, the Trust will have no obligation to Executive for compensation or reimbursement of any kind, including, without limitation, incentive and severance compensation.



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            (E)   TERMINATION OF THE TRUST.  The Trust may terminate this
Agreement upon the final liquidation and dissolution of the Trust; provided, however, that the Trust shall pay to the Executive: (i) the balance of the Base Salary that would have been paid to Executive but for the dissolution and liquidation, (ii) any Incentive Compensation earned but unpaid through the date of termination, and (iii) any benefits or other amounts due under SECTION 6 to the date of termination.


            (F) CHANGE OF CONTROL. The Executive may terminate this Agreement by written notice given to the Trust upon a "Change of Control." For purposes of this SECTION 8(F), "Change of Control" shall mean: (x) that the members of the Trust's board of directors as of the date of this Agreement fail to constitute a majority of the members of the board provided that any individual becoming a member of the board who is nominated by the board shall be treated as if he or she were a member of the board as of the date of this Agreement; or (y) the shareholders of the Trust adopt a plan of liquidation or take other action having the effect of a plan of liquidation without the recommendation or approval of the board; PROVIDED, HOWEVER, this SECTION 8(F) shall not apply if the Change of Control results from a sale of the stock of the Company pursuant to a tender offer recommended for approval by the Trust's board of trustees. Upon termination, the Trust shall pay Executive: (i) all Base Salary and Incentive Compensation to the extent earned and unpaid through the date of termination, (ii) any amounts due Executive under SECTION 6 to the date of termination, and (iii) Adjusted Incentive Compensation. Amounts due under this paragraph shall be paid within thirty (30) business days of termination, except Adjusted Incentive Compensation which shall be paid at the time that Incentive Compensation would have been paid under SECTION 5.

      9. OTHER ACTIVITIES OF EXECUTIVE. The Executive shall devote such working time and attention as is necessary to fulfill his responsibilities hereunder. The Executive shall not engage in any activity which may be adverse to the Trust's business, appropriate or usurp business opportunities or engage or invest in businesses or assets which compete directly or indirectly with the Trust. Nothing contained herein shall prohibit the Executive from investing in publicly-traded entities which are engaged in lines of businesses similar to the Trust or from continuing to serve as a director on the boards on which Executive serves as of the date of this Agreement.

      10. INDEMNIFICATION. The Trust shall indemnify and hold harmless the Executive from liabilities which the Executive may incur resulting from or arising out of any act undertaken in connection with the Executive's duties under the Agreement in the same manner and to the same extent as the Trust is permitted to indemnify any trustee or other officer of the Trust under the Trust's Amended and Restated Declaration of Trust, as may be amended.

      11. NOTICE. Any notice required or permitted hereunder shall be made in writing: (i) either by actual or delivery of the notice into the hands of the party entitled; or (ii) by depositing the notice in the United States mail certified or registered, return receipt requested, all postage prepaid and addressed to the party to whom notice is to be given at the party's respective address set forth below, or such other address as the party may from time to time designate by written notice to the other party.

      If to the Trust:

      Banyan Strategic Realty Trust
      Suite 2900
      150 South Wacker Drive
      Chicago, Illinois 60606
      Attn: General Counsel



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      with copies to:

      Shefsky & Froelich Ltd.
      444 North Michigan Avenue
      Suite 2500
      Chicago, Illinois 60611
      Attn: Michael J. Choate, Esq.

      If to the Executive:

      Mr. L.G. Schafran
      Banyan Strategic Realty Trust
      150 South Wacker Drive
      Suite 2900
      Chicago, Illinois 60606

      with a copy to:

      Jay I. Gordon, Esq.
      Greenberg Traurig
      200 Park Avenue
      New York, New York 10166

The notice shall be deemed to be received on the earlier of (i) the date of its actual receipt by the party entitled thereto and (ii) the third business day following the date of mailing.

      12. AMENDMENT AND WAIVER. No amendment or modification to this Agreement shall be valid or binding on the Trust unless made in writing and signed by an officer of the Trust duly authorized by the board or upon the Executive unless made in writing and signed by the Executive. The waiver by the Trust or the Executive of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Executive's duties, compensation and severance as an employee of the Trust, there are no representations, warranties, agreements or commitments between the parties hereto with respect to the Executive's employment except as set forth herein.

      14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois. The parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Cook County in the State of Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereto accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Cook County, Illinois.

      15. SEVERABILITY. If any provision of this Agreement shall, for any reason, be held unenforceable, the provision shall be severed from this Agreement unless, as a result of severance, the Agreement fails to reflect the basis intent of the parties on the date hereof

      16. ASSIGNMENT. Except as provided herein, the Executive may not, under any circumstances delegate any of his rights and obligations hereunder without the prior written consent of the Trust. This Agreement and all of the Trust's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Trust.



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      17.   COST OF ENFORCEMENT.  In any suit or proceeding seeking to enforce the terms, covenants or conditions of this Agreement, the prevailing party shall, in addition to all of the remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court or the arbitrator.

      18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

      19. PAYMENT OF EXECUTIVE'S FEES. The Trust agrees to pay to Executive the reasonable cost of the attorney's fees incurred by Executive in the negotiation and preparation of this Agreement, within thirty (30) days of receipt by the Trust of a detailed accounting of such fees.





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      IN WITNESS WHEREOF, this Agreement is entered into on the day and year first written above.

                              BANYAN STRATEGIC REALTY TRUST


                              By:
                                    ------------------------------
                                    Name: Robert G. Higgins
                                    Title: Vice President


                              EXECUTIVE


                              ____________________________________
                              L.G. Schafran